Exhibit 10.4

Execution Version
Option Deed Global Gold Corporation and Global Gold Consolidated Resources Limited and GGCR Mining LLC and Mego Gold LLC and Jacero Holdings Limited

relating to shares of Global Gold Consolidated Resources Limited and Mego Gold LLC
5 July 2013

THIS DEED is made on 5 July 2013

BETWEEN:

(1)

GLOBAL GOLD CORPORATION, a Delaware USA corporation with registration number 13-3025550 and its principal offices at the International Corporation Center at Rye, 555 Theodore Fremd Avenue, Suite C208, Rye, New York 10580, USA ("GGC");

(2)

GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED, a Jersey Island private limited liability company with registration number 109058 and its principal offices at Ogier House, the Esplanade, St. Helier, Jersey Island, JE4 9WG ("GGCRL");

(3)	GGCR MINING LLC, a Delaware USA corporation with registration number 0464364 and its registered office at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, USA ("GGCRM");

(4)

MEGO GOLD LLC, a limited liability company incorporated in the Republic of Armenia with registration number 77 110 00610 and its registered office at Suite #2, 2A Tamanian Street, Armenia, 0009 ("Mego Gold"); and

(5)

JACERO HOLDINGS LIMITED, a limited liability company incorporated in the Republic of Cyprus with registration number HE 320936 and its registered office at Arch. Makariou III, 195, Neocleous House, 3030, Limasso, Cyprus (the "Optionholder")

(GGCRL and Mego Gold each a "Company" and together the "Companies").

RECITALS

(A)

GGCRL and Mego Gold have each, by resolution of their respective directors, agreed to grant options to subscribe for shares in the capital of GGCRL or Mego Gold (as applicable) on the terms set out in this Deed.

(B)	Mego Gold is indirectly wholly-owned by GGCRL.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Deed, the following words and expressions have the following meanings unless the context otherwise requires:

"ABB Debt" means a senior secured credit line agreement dated on or around 26 March 2010 between Armbusinessbank Close Joint Stock Company as lender and Mego Gold as borrower, together with all related finance documents including any security granted thereunder;

"Business Day" means a day (excluding Saturday and Sunday) on which banks are generally open in London and Armenia for the transaction of normal banking business;

"Deed" means this deed, together with the recitals and the schedules to this deed;

"Diluted Share Capital" means the aggregate at the relevant time of:

(a)	all issued Ordinary Shares and any other Equity Shares;

(b)	all Ordinary Shares which would be issued if the Option had been exercised to its maximum extent; and

(c)

all Equity Shares which, at the date of the Option Exercise, GGCRL or Mego Gold (as applicable) has agreed to create or issue (whether conditionally or otherwise) or which are capable of being created or issued;

"Encumbrance" means any mortgage, charge (fixed or floating) pledge, lien, hypothecation, trust, right of set off or other third party right or interest (legal or equitable), assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including, without limitation, a sale and repurchase arrangement) having similar effect;

"Equity Shares" means shares in the capital of GGCRL or stakes in Mego Gold which are:

(a)	ordinary shares in the relevant Company, or

(b)	rights to subscribe for, or to convert securities into, ordinary shares in the relevant Company;

“ordinary shares” means shares or stakes other than shares or stakes that, as respects dividends and capital, carry a right to participate only up to a specified amount in a distribution;

"Exercise Notice" means a notice substantially in the form set out in schedule 1 to this Deed;

"Group" means, in relation to a party, that party’s subsidiaries, holding companies and subsidiaries of any such holding companies;

"Guarantor(s)" means:

(a)	in the case of GGCRL's obligations under this Deed, GGC; and

(b)	in the case of Mego Gold's obligations under this Deed, GGC, GGCRL and GGCRM;

"IPO" means the admission of the Ordinary Share capital of GGCRL to trading on the AIM market operated by the London Stock Exchange plc or another public stock market;

"Lapse Date" means the earlier of:

(a)	31 December 2027; or

(b)	the date upon which the Operating Agreement terminates;

"Option" means the option granted by the Companies to the Optionholder under clause 2;

"Option Exercise" has the meaning given to it in clause ;

"Option Shares" means:

(a)	if an Exercise Notice is served:

(i)	on or before 31 December 2014; and

(ii)	within 28 days after an IPO,

such number of newly issued Ordinary Shares of GGCRL as is specified in the Exercise Notice, which shall not exceed 10 percent (10%) of the Diluted Share Capital of GGCRL on the date of the Option Exercise; or

(b)	if:

(i)	an Exercise Notice is served after 31 December 2014; or

(ii)	on the date of service of an Exercise Notice, no IPO has occurred,

such number of newly issued Ordinary Shares of Mego Gold as is specified in the Exercise Notice, which shall not exceed 10 percent (10%) of the Diluted Share Capital of Mego Gold on the date of Option Exercise and, in case of a Reorganisation, such number of shares, stakes or other types of participation in legal entities which is equivalent or have the same effect;

"Option Consideration" means the consideration payable upon Option Exercise calculated as set out in clause ;

"Ordinary Shares" means:

(a)

in the case of GGCRL, ordinary shares of no par value in the capital of GGCRL having the rights set out in the articles of association of GGCRL (and, if there is a subdivision, consolidation or reclassification of those shares, shares resulting from the subdivision, consolidation or reclassification); or

(b)

in the case of Mego Gold, a percentage stake in the chartered capital of Mego Gold, the nominal value of which is 3,371,014,000 AMD as at 25 June 2013, entitling the holder/owner of such stake to the rights set out in the articles of association of Mego Gold (and, if there is a subdivision, consolidation or reclassification of those stakes, stakes resulting from the subdivision, consolidation or reclassification);

"Permitted Indebtedness" has the meaning given to it in a US$8,800,000 debt facilities agreement entered into on or around the date of this Deed between, among others, Linne Mining LLC, a subsidiary of the Optionholder, as lender and Mego Gold as borrower;

"Reorganisation" means a change of corporate status of Mego Gold into a joint stock company, commercial cooperative society or any other corporate form permitted under the law of the Republic of Armenia; and

"Shares Registry" means the State Registry of Legal Entities of the Ministry of Justice of the Republic of Armenia or any entity (whether public or private) being the successor of its functions relating to registering and maintaining the records and registration system with respect to ownership and other property rights relating to shares or stakes in limited liability companies or, in the case of a Reorganisation, any custodian (whether public or private) of shares, stakes or any other type of participation in legal entities maintaining the accounts or other type of records of property rights relating to such shares, stakes or other types of participation in legal entities; and

"Subscription Application" has the meaning given to it in clause .

1.2	In this Deed unless otherwise specified, reference to:

(a)	a party means a party to this Deed and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking;

(b)

a statute or statutory instrument or accounting standard or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted;

(c)

recitals, clauses, paragraphs or the schedule are to recitals, clauses and paragraphs of and the schedule to this Deed. The schedule forms part of the operative provisions of this Deed and references to this Deed shall, unless the context otherwise requires, include references to the recitals and the schedule;

(d)

writing shall include typewriting, printing, lithography, photography and other modes of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form; and

(e)	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

1.3	The index to and the headings in this Deed are for information only and are to be ignored in construing the same.

2.	GRANT OF THE OPTION

Each of the Companies grants to the Optionholder an option to subscribe in cash at the Option Consideration for the Option Shares on the terms set out in this Deed (the "Option").

3.	EXERCISE OF THE OPTION

3.1

Exercise of the Option by the Optionholder is irrevocable and shall oblige GGCRL or Mego Gold (as applicable) to allot and issue to the Optionholder, and the Optionholder to subscribe and pay for, the Option Shares specified in the Exercise Notice.

3.2	In order to validly exercise the Option, the Optionholder must:

(a)	serve an Exercise Notice on GGCRL or Mego Gold (as applicable) any time prior to the Lapse Date, provided that:

(i)	an Exercise Notice may only be served on GGCRL within 28 days after an IPO and such service must be made on or before 31 December 2014; and

(ii)	an Exercise Notice may only be served on Mego Gold at such time as no IPO has occurred or at any time after 31 December 2014; and

provided that, if an Exercise Notice is served on Mego Gold, so far as the law of the Republic of Armenia requires, the Exercise Notice shall be served with a formal application to subscribe for the number of Ordinary Shares in Mego Gold as specified in the Exercise Notice (the "Subscription Application").

(b)

subject to clause , pay the Option Consideration with respect to the Option Shares specified in the Exercise Notice by wire transfer to a bank account of the relevant Company, details of which shall be provided by the relevant Company to the Optionholder,

(together, the "Option Exercise").

3.3

The Optionholder may validly exercise the Option in respect of all or any part of the Option Shares provided that, if the Option has been exercised in respect of the Ordinary Shares of one Company, it may not be exercised in respect of the Ordinary Shares of the other Company.

3.4	If the Option is not duly exercised within the relevant period specified in this clause , it shall cease to be exercisable and shall lapse.

4.	issue of option shares

4.1	Allotment and Issue

Subject to clause (if applicable), within ten Business Days of the service of the Exercise Notice by the Optionholder to GGCRL or Mego Gold (as applicable), and provided that the Option Consideration has been paid to GGCRL or Mego Gold (as applicable):

(a)	if the Option has been exercised in respect of the Ordinary Shares in GGCRL, GGCRL shall:

(i)	allot and issue to the Optionholder the Ordinary Shares to which the Optionholder is entitled pursuant to the Option Exercise;

(ii)	enter the name of the Optionholder in the register of members of the relevant Company as the holder of such Ordinary Shares;

(iii)

deliver by hand or by airmail at the relevant Company’s cost to the address stipulated by the Optionholder in the Exercise Notice share certificate(s) in respect of the Ordinary Shares allotted and issued or, if the Option has been exercised in respect of the Ordinary Shares in GGCRL, at the Optionholder’s election, credit such CREST account as the Optionholder may specify in its Exercise Notice with the relevant number of Ordinary Shares; and

(iv)

if the Option has been exercised in respect of Ordinary Shares in GGCRL, make an application for the admission of such Ordinary Shares to trading on the AIM market operated by London Stock Exchange plc or any other public stock exchange on which the shares of the same class of GGCRL as the Ordinary Shares being allotted and issued are listed and traded; or

(b)	if the Option has been exercised in respect of the Ordinary Shares in Mego Gold:

(i)

GGCRM, in its capacity as the sole stakeholder of Mego Gold, shall make a decision (whether in the form of a sole stakeholder decision or in the form of a decision by a general stakeholders' meeting with a sole participant) to cause Mego Gold to approve the Subscription Application in accordance with Article 33 of the Law of the Republic of Armenia on Limited Liability Companies or in accordance with any other law replacing it;

(ii)

GGCRM, in its capacity as the sole stakeholder of Mego Gold, shall make a decision (whether in the form of a sole stakeholder decision or in the form of a decision by a general stakeholders' meeting with a sole participant):

(A)	to increase the chartered capital of Mego Gold by an amount equal to the sum of the nominal value of the Ordinary Shares to which the Optionholder is entitled pursuant to the Option Exercise, and

(B)	to approve the allotment of the Ordinary Shares to which the Option holder is entitled pursuant to the Option Exercise;

(iii)	Mego Gold shall allot and issue to the Optionholder the Ordinary Shares to which the Optionholder is entitled pursuant to the Option Exercise;

(iv)

GGCRM and Mego Gold shall execute, deliver and provide the Optionholder and/or the Shares Registry with all documents necessary for the registration of the Optionholder's ownership rights in the Ordinary Shares acquired pursuant to this Deed and GGCRM and Mego Gold shall provide the Optionholder with any assistance requested by the Optionholder for the purposes of such registration; and

(v)

in case of a Reorganisation, GGCRM and Mego Gold shall take all necessary actions and observe any laws and rules of the Republic of Armenia applicable to the new organisational form of Mego Gold to ensure a similar effect to that stated in this clause is achieved.

4.2	Rights attaching to the Option Shares

The Ordinary Shares allotted pursuant to exercise of the Option shall:

(a)	be allotted and issued fully paid;

(b)	be free from all Encumbrance or other interest of any kind;

(c)	rank pari passu in all respects with the fully paid Ordinary Shares then in issue; and

(d)

be entitled to receive any dividend or other distribution which has previously been announced or declared provided that the record date for such dividend or other distribution occurs on or after the date of the Option Exercise.

4.3	Rounding

If the number of Ordinary Shares falling to be allotted to the Optionholder (or at its direction) on an exercise of the Option would otherwise require a fraction of an Ordinary Share to be allotted, the number of Ordinary Shares to be so allotted will be rounded up to the nearest whole number of Ordinary Shares.

5.	OPTION CONSIDERATION

The consideration for the subscription for the Option Shares following exercise of the Option shall be equal to the percentage that the number of Option Shares bears to the Diluted Share Capital of the relevant Company immediately prior to the allotment and issue of the relevant Option Shares multiplied by US$300,000.

6.	information and rights of optionholder

6.1	Information to be provided by the Company

Whilst the Option remains unexercised but capable of exercise, at all times before the IPO with respect to GGCRL occurs, each of the Companies shall send to the Optionholder:

(a)	a copy of its annual report and accounts together with all documents required by law to be annexed to that report concurrently with the issue thereof to holders of the Ordinary Shares; and

(b)	copies of every statement, notice or circular issued to the holders of the Ordinary Shares of the Company concurrently with the issue thereof to such holders; and

(c)	any other financial information as the Optionholder may from time to time reasonably require.

6.2	Attendance at Meetings

The Optionholder may attend all general meetings of the members of each of GGCRL and Mego Gold but may not vote at those meetings by virtue of or in respect solely of its holding of the Option.

6.3	Optionholder’s Obligations of Confidentiality

The Optionholder shall keep confidential any information received by it in its capacity as a Optionholder which is of a confidential nature except:

(a)	as required by law or any applicable regulations;

(b)	to the extent the information is in the public domain through no default of the Optionholder; or

(c)

any Optionholder may disclose such information to such of its professional advisers, officers and employees as have a need to know such information (subject to their being bound by similar obligations of confidentiality).

6.4	Lock-in Undertaking

(a)

The Optionholder acknowledges and confirms that, in the event of the Option being exercised in respect of the Ordinary Shares in GGCRL, the Optionholder may be required either pursuant to the AIM Rules for Companies or by GGCRL's nominated adviser and broker for the IPO to enter into an undertaking not to dispose of any such Ordinary Shares (the "Lock-In Undertaking") either:

(i)

if such Lock-In Undertaking is required by the AIM Rules for Companies, for one year from the date of such IPO, subject only to the limited exceptions set out in Rule 7 of the AIM Rules for Companies, and for a further year to only dispose of such Ordinary Shares in accordance with orderly market principles; or

(ii)

if such Lock-In Undertaking is not required by the AIM Rules for Companies but by the nominated adviser and broker, for such time and subject to such exceptions as may be agreed with GGCRL's nominated adviser and broker at the time.

(b)	It is a condition of the allotment and issue of any Ordinary Shares in GGCRL that:

(i)	if and to the extent required by the AIM Rules for Companies, the Optionholder shall execute a Lock-in Undertaking; and

(ii)

if and to the extent such Lock-in Undertaking is not required under the AIM Rules for Companies but is required as a commercial matter by GGCRL's nominated adviser and broker as a pre-condition to an IPO, the Optionholder will act reasonably in providing such Lock-in Undertaking on such terms and subject to such exceptions as are negotiated in good faith between the Option holder and the nominated adviser and broker at the time.

7.	WARRANTIES

7.1	Each of GGC, GGCRL and Mego Gold warrant and represent to the Optionholder that:

(a)

such information relating to GGCRL or Mego Gold (as applicable) which is material to be known by a buyer for value of the Option Shares has been disclosed in writing to the Optionholder prior to the date of this Deed and, upon the written request of the Optionholder at any time before the Option has been exercised or lapsed, GGCRL or Mego Gold (as applicable) shall provide such further information of which it becomes aware, provided always that such request and such provision of information may only be made in respect of GGCRL before the IPO;

(b)	it has and will have full power and authority to grant an option in respect of the Option Shares upon the terms and conditions of this Deed;

(c)	the entry into and performance by each of GGC, GGCRL and Mego Gold of this Deed, and the transactions contemplated herein, do not and will not conflict with:

(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreements or instrument binding upon it (including over its shares);

and all necessary authorisations and consents, including those required under, relating to or in connection with the ABB Debt, have been obtained or effected:

(i)	to enable each of GGC, GGCRL and Mego Gold to lawfully enter into and comply with its obligations under this Deed;

(ii)	ensure the legality, validity and enforceability of this Deed; and

(iii)	make this Deed admissible in evidence in its jurisdiction of incorporation; and

(d)	there are no known Encumbrance or other interest of any kind which shall affect any Ordinary Shares to be issued by GGCRL or Mego Gold under this Deed.

8.	UNDERTAKINGS

8.1	Undertakings

For so long as the Option remains outstanding the Companies will comply with the undertakings in this clause 8.

8.2	Issue of Securities

The Companies will not:

(a)	make any issue of securities or instruments in the nature of debt or loan capital save for any Permitted Indebtedness;

(b)	make any issue of any shares which are not Equity Shares; or

(c)	grant any options, warrants or other rights to subscribe for or call for the allotment or issue of any such securities, instruments or shares as referred to in clauses and ,

except with the prior consent of the Optionholder.

8.3	Register

The Companies shall maintain a register of the Option and update public records as required by any applicable law to reflect the existence of the Option.

9.	indemnity

Each of the Companies shall indemnify and hold harmless the Optionholder from and against all damage, loss, expense or liability of any nature suffered or incurred by the Optionholder resulting from a breach by either of the Company of the representations and warranties set out at clause relating to the ABB Debt.

10.	Guarantee

The Guarantors jointly and severally (as applicable) guarantee the performance by each of the Companies of all its obligations under this Deed in accordance with the guarantee set out in schedule 3.

11.	transfer of options

The Optionholder shall not transfer or assign any interest in the Option to any person other than:

(a)	to a member of its Group, provided that:

(i)

notice of such assignment or transfer is promptly given to the Companies, together with such evidence as the Companies may reasonably require that the transferee or assignee is a member of the Optionholder’s Group; and

(ii)

if the transferee or assignee ceases to be a member of the Optionholder’s Group, then the Option may not be exercised until such time as the Option is transferred or assigned to the original Optionholder or a member of its Group; or

(b)	with the prior written consent of the Companies,

provided that any transfer of the Option shall be made in accordance with the provisions in schedule 2.

12.	COSTS

Each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this Deed and any other agreement incidental to or referred to in this Deed.

13.	NO ASSIGNMENT

Subject to clause , neither the Optionholder nor the Companies shall, without the prior written consent of the Optionholder or the Companies (as applicable), assign, transfer or declare a trust of any benefit arising under or out of this Deed nor shall it delegate or subcontract to any third party any of its obligations hereunder.

14.	ANNOUNCEMENTS

Unless all the parties agree, each party shall not, during the term of this Deed and at any time thereafter, disclose the existence or the terms of this Deed except to its professional advisers or as may be required by law or any legal or regulatory authority (including, without limitation, by GGCRL in connection with the IPO).

15.	ENTIRE AGREEMENT

15.1	Save in the case of fraud or fraudulent concealment, each party acknowledges that:

(a)

this Deed together with any other documents referred to in it (together the "Contract") constitutes the entire and only agreement between the parties relating to the subject matter of the Contract; and

(b)	it has not been induced to enter the Contract in reliance on, nor has it been given, any representation or other statement of any nature whatsoever other than those set out in the Contract.

16.	WAIVER/AMENDMENT

16.1	No breach of any provision of this Deed shall be waived or discharged except with the express written consent of the parties.

16.2

No failure or delay by a party to exercise any of its rights under this Deed shall operate as a waiver thereof and no single or partial exercise of any such right shall prevent any other or further exercise of that or any other right.

16.3	No variation to this Deed shall be effective unless made in writing and signed by all the parties.

17.	FURTHER ASSURANCE

At all times after the date of this Deed, the parties shall at their own expense execute all such documents and do such acts and things as may reasonably be required for the purpose of giving full effect to this Deed.

18.	NOTICES

18.1	Any notice, demand or other communication given or made under or in connection with the matters contemplated by this Deed shall be in writing and shall be delivered personally or sent by email or fax:

GGC:

Address: International Corporate Center at Rye, 555 Theodore Fremd Avenue, Suite C208, Rye, New York 10580

Email: GGC@globalgoldcorp.com

Fax: +914 925 8860

Attention: Van Z. Krikorian / Jan Dulman

Copy to:

Address: Memery Crystal LLP, 44 Southampton Buildings, London, WC2A 1AP

Email: mdawes@memerycrystal.com

Fax: +44 (0)20 7400 3297

Attention: Michael Dawes, Partner

GGCRL:

Address: International Corporate Center at Rye, 555 Theodore Fremd Avenue, Suite C208, Rye, New York 10580

Email: GGC@globalgoldcorp.com

Fax: +914 925 8860

Attention: Van Z. Krikorian / Jan Dulman

Copy to:

Address: Memery Crystal LLP, 44 Southampton Buildings, London, WC2A 1AP

Email: mdawes@memerycrystal.com

Fax: +44 (0)20 7400 3297

Attention: Michael Dawes, Partner

GGCRM:

Address: International Corporate Center at Rye, 555 Theodore Fremd Avenue, Suite C208, Rye, New York 10580

Email: GGC@globalgoldcorp.com

Fax: +914 925 8860

Attention: Van Z. Krikorian / Jan Dulman

Copy to:

Address: Memery Crystal LLP, 44 Southampton Buildings, London, WC2A 1AP

Email: mdawes@memerycrystal.com

Fax: +44 (0)20 7400 3297

Attention: Michael Dawes, Partner

Mego Gold:

Address: Zarubyan 1/1, Yerevan, Armenia 0009

Email: ashotboghossian@gmail.com

Fax: +374 10 545698

Attention: Ashot Boghossian, Director

Copy to:

Address: Memery Crystal LLP, 44 Southampton Buildings, London, WC2A 1AP

Email: mdawes@memerycrystal.com

Fax: +44 (0)20 7400 3297

Attention: Michael Dawes, Partner

Optionholder:

Address: Arch. Makariou III, 195, Neocleous House, 3030, Limassol, Cyprus

Email: info@jaceroholding.com

Fax: N/A

Attention: Iliana Chatzisavva Giannakou, Director and Eleni Constantinou Kyriacou, Director

and shall be deemed to have been duly given or made as follows:

(a)	if personally delivered, upon delivery at the address of the relevant party;

(b)	if sent by email, when actually received by the intended recipient in readable form; and

(c)	if sent by fax, when despatched;

provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made outside normal working hours such notice, demand or other communication shall be deemed to be given or made at the start of normal working hours on the next Business Day.

18.2

A party may notify the other parties to this Deed of a change to its name, relevant addressee, address or fax number for the purposes of clause , provided that such notification shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)

if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date falling five (5) Business Days after notice of any such change has been given.

19.	GOVERNING LAW AND JURISDICTION

19.1

This Deed, and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed or its formation (including any non-contractual disputes or claims), shall be governed by and construed in accordance with English law.

19.2

Each of the parties to this Deed irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this Deed or its formation (respectively, "Proceedings" and "Disputes") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

19.3

Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Disputes brought in any court referred to in this clause 17 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

Without prejudice to any other permitted mode of service the parties agree that service of any claim form, notice or other document ("Documents") for the purpose of any Proceedings begun in England shall be duly served upon it if delivered personally or sent by recorded or special delivery post (or any substantially similar form of mail) to Memery Crystal LLP, 44 Southampton Buildings, London, WC2A 1AP (marked for the attention of Michael Dawes, Partner) or such other person and address in England and/or Wales as GGCRL or Mego Gold shall notify the Optionholder in writing or vice versa from time to time.

20.	THIRD PARTY RIGHTS

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Deed and no rights or benefits expressly or impliedly conferred by it shall be enforceable under that Act against the parties to it by any other person.

IN WITNESS whereof this Deed has been executed on the date first above written.

schedule 1

Form of Exercise Notice

[On the headed notepaper of the Optionholder]

To:     [the Company]

Dear Sirs

RE: Call Option Deed, dated ● , made between [ourselves] and [the Company] (the "Deed")

Unless defined herein, a capitalised term shall have the meaning given to it in the Deed.

We refer to the Deed and to the Option granted by you to us under clause 2 of the Deed.

We hereby give notice pursuant to clause of the Deed that we exercise the Option granted by you in respect of [number of shares/percentage stake] Ordinary Shares of [the Company].

We confirm that we have today transferred to you the Option Consideration in cleared funds.

[Please allot and issue the Option Shares specified above to us and send a certificate for such Option Shares to [address].] [Please allot and issue the Option Shares specified above to us and credit the following CREST account with such Option Shares: [CREST account details].]

Yours faithfully

…………………………………………….

For and on behalf of [the Optionholder]

schedule 2

Transfers

1.	transfer

1.1

A transfer of the Option shall be made in accordance with clause of this Deed by an instrument of transfer in the usual or common form or in any other form which may be approved by the directors of GGCRL or Mego Gold (as applicable).

1.2

The instrument of transfer of an Option shall be executed by or on behalf of the transferor but need not be executed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the Option until the name of the transferee is entered in the Register in respect of the Option being transferred.

1.3

The directors may decline to recognise any instrument of transfer of an Option otherwise permitted by clause of this Deed unless the instrument is deposited at the registered office of the relevant Company and such other evidence as such directors may reasonably require to show the right of the transferor to make the transfer.

1.4	No fee shall be charged for any registration of a transfer of an Option or for the registration of any other documents which in the opinion of the directors require registration.

1.5	The registration of a transfer shall be conclusive evidence of the approval by the directors of such a transfer.

schedule 3

Guarantee

1.	INTERPRETATION

1.1	In this guarantee, unless the context otherwise requires:

"Debtor's Obligations" has the meaning given to it in paragraph of this schedule;

"Guarantee Obligations" means the obligations of the Guarantor under paragraph (Guarantee) of this schedule.

1.2	In this guarantee, without prejudice to clause of this Deed and unless a contrary intention appears:

(a)

a reference to (or any specified provision of) any agreement, deed or other document is to be construed as a reference to that agreement, deed or other document (or that provision) as it may be from time to time, amended, varied, supplemented, restated or novated; and

(b)	words and expressions defined in clause of this Deed shall bear the same meanings when used in this guarantee.

2.	GUARANTEE

2.1	Each Guarantor irrevocably and unconditionally and jointly and severally:

(a)

guarantees to the Optionholder the punctual performance by each of the Companies of all of its obligations under this Deed now or in the future due, owing or incurred in whatsoever manner, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety together with all liabilities in respect of interest and all costs, charges and expenses incurred in connection with those obligations (the "Debtor's Obligations");

(b)

undertakes that whenever any of the Companies fail to perform any of its obligations comprised in the Debtor's Obligations, the Guarantor shall perform (or procure the performance of) and satisfy (or procure the satisfaction of) that obligation;

(c)

undertakes that whenever any of the Companies do not pay any amount comprised in the Debtor's Obligations when due, the Guarantor will immediately on demand pay that amount as if it were the principal obligor; and

(d)

undertakes to indemnify the Optionholder on demand against any cost, loss or liability suffered by the Optionholder (i) as a result of the non performance by any of the Companies of any of its obligations under this Deed and (ii) if the guarantee given under paragraph of this schedule or any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.

2.2

The Guarantors will pay interest to the Optionholder on all amounts due from it under this guarantee from the date the Optionholder demands payment from the Guarantor until payment of such amounts (both before and after any judgment) at five (5) per cent per annum.

3.	CONTINUING SECURITY

3.1	The Guarantee Obligations:

(a)	are a continuing security and will extend to the ultimate balance of the Debtor's Obligations regardless of any intermediate payment or discharge in whole or part;

(b)	are to be in addition to and are not in any way prejudiced by and shall not merge with any other security which the Optionholder may now or in the future hold.

3.2

If, notwithstanding paragraph of this schedule, the Guarantee Obligations cease to be continuing obligations the Guarantor will remain liable in relation to all Debtor's Obligations as at the date of discontinuation (whether demanded or not) and whether or not any of the Companies is then in default in relation to the Debtor's Obligations.

4.	COMPANY PROTECTIONS

4.1	The Guarantee Obligations shall not be discharged, diminished or in any way affected as a result of any of the following (whether or not known to the Guarantors or the Optionholder):

(a)	any time, consent or waiver given to, or composition made with, any of the Companies or any other person;

(b)	the release of any co-surety or any other person;

(c)	any amendment to or replacement of, this Deed or any other agreement, instrument or security (however fundamental);

(d)	the taking, variation, compromise, renewal, release of or refusal or neglect to perfect or enforce any rights against or security over assets of any of the Companies or any other person;

(e)

any purported obligation of any of the Companies or any other person to the Optionholder (or any security for that obligation) becoming wholly or in part void, invalid, illegal or unenforceable for any reason;

(f)

any incapacity, lack of power, authority or legal personality or any change in the constitution of, or any amalgamation or reconstruction of, any of the Companies, the Optionholder or any other person;

(g)

any Guarantor or any of the Companies becoming insolvent, going into receivership or liquidation or having an administrator appointed or becoming subject to any other procedure for the suspension of payments to or protection of creditors or similar proceedings;

(h)	any other act, omission, circumstance, matter or thing which, but for this provision, might operate to release or otherwise exonerate a Guarantor from any of its obligations under this guarantee; or

(i)	the failure of any Guarantor to execute this guarantee.

4.2

Each Guarantor waives any right it may have of first requiring the Optionholder to proceed against or enforce any rights or security or claim payment from any person before claiming from it under this guarantee.

5.	NO COMPETITION

5.1	Subject to paragraph of this schedule, until all the Debtor's Obligations have been irrevocably paid and discharged in full, the Guarantors will not exercise any rights which they may have:

(a)	to be subrogated to or otherwise entitled to share in, any security or monies held, received or receivable by the Optionholder in relation to any payment made by the Guarantor under this guarantee;

(b)	to exercise or enforce any of its rights of subrogation, indemnity or contribution against any of the Companies or any co-surety;

(c)

following a claim being made on the Guarantor under this guarantee, to demand or accept repayment of any monies due from any of the Companies or claim any set-off or counterclaim against any of the Companies;

(d)	to claim or prove in a liquidation or other insolvency proceeding of any of the Companies or any co-surety in competition with the Optionholder.

5.2

Following the making of a demand under this guarantee, the Guarantors will (at their own cost) promptly take such of the steps or actions as are referred to in paragraph of this schedule as the Optionholder may from time to time stipulate.

5.3

If the Guarantors receive any payment or other benefit in relation to the rights referred to in paragraph of this schedule, it shall hold that payment or other benefit (to the extent necessary to enable all amounts which may be or become payable to the Optionholder by any of the Companies under or in connection with this Deed to be repaid in full) on trust for the Optionholder and shall promptly pay or transfer the same to the Optionholder or as the Optionholder may direct.

6.	PAYMENTS

6.1	All payments to be made by the Guarantors under this guarantee are to be made to the Optionholder:

(a)	in immediately available cleared funds in the same currency in which the sums comprised in the Debtor's Obligations are denominated to the account the Optionholder specifies for this purpose; and

(b)

in full without set-off or counterclaim and not subject to any condition and free and clear of and without deduction or withholding for or on account of any taxes or any other purpose. If any deduction or withholding from any payment is required by law then the Guarantors will promptly pay to the Optionholder an additional amount being the amount required to procure that the aggregate net amount received by the Optionholder will equal the full amount which would have been received by it had no deduction or withholding been made.

6.2

Until all Debtor's Obligations have been irrevocably satisfied in full, the Optionholder may place and keep any money received or recovered from a Guarantor in relation to the Debtor's Obligations in a suspense account. Amounts deposited in such account shall accrue interest at the Optionholder's usual rate for deposits of a similar nature from time to time and interest accrued shall be credited to that account.

7.	CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

7.1	The powers which this guarantee confers on the Optionholder are cumulative, without prejudice to its powers under the general law, and may be exercised as often as the Optionholder thinks appropriate.

7.2

Any settlement or discharge between the Optionholder and any of the Companies and/or the Guarantors shall be conditional upon no security or payment to the Optionholder by any of the Companies or the Guarantors or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to insolvency and accordingly (but without limiting the Optionholder's other rights under this guarantee) the Optionholder shall be entitled to recover from the Guarantors the value which the Optionholder has placed upon such security or the amount of any such payment as if such settlement or discharge had not occurred.

8.	MISCELLANEOUS

8.1

The Guarantors will pay to the Optionholder on demand the amount of all costs and expenses (including legal fees and any taxes thereon) incurred by the Optionholder in connection with the enforcement of this guarantee.

8.2	Subject to clauses and of this Deed, the Optionholder may at any time assign or otherwise transfer all or any part of its rights under this guarantee.

8.3

Nothing in this guarantee shall require any of the Guarantors to issue and allot shares or other securities of any such Guarantor in performing its Guarantee Obligations (for the avoidance of doubt, this paragraph 8.3 of this schedule shall only apply to GGCRL as a Guarantor and shall not apply to GGCRL and its obligations under this Deed in its capacity as a Company).

Executed as a deed by GLOBAL GOLD CORPORATION acting by its chairman and chief executive officer	) )

Chairman and Chief Executive Officer

Executed as a deed by GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED acting by a director and a witness	) )

Director
Witness

Executed as a deed by GGCR MINING LLC acting by its Manager	) )

Manager

Executed as a deed by MEGO GOLD LLC acting by its Manager	) )

Manager

Executed as a deed by JACERO HOLDINGS LIMITED acting by two directors	) )

Director
Director